EXHIBIT 99.1

1347 PROPERTY INSURANCE HOLDINGS, INC. APPOINTS

SCOTT D. WOLLNEY TO ITS BOARD OF DIRECTORS

Tampa, FL – April 2, 2015 – 1347 Property Insurance Holdings, Inc. (NASDAQ:PIH) (“PIH” or the “Company”), announced today that it has appointed Scott D. Wollney to the Company’s Board of Directors. Mr. Wollney will serve as an independent director, and this appointment increases the Company’s Board to six members.

Since December 2010, Mr. Wollney has served as the President, Director and Chief Executive Officer of Atlas Financial Holdings, Inc. (“Atlas”), a NASDAQ-listed commercial automobile insurance company. More than 10 years ago, Mr. Wollney co-founded Avalon Risk Management, Inc., an insurance broker, and served as President from 2002 to 2008 and has more than 24 years of experience in property and casualty insurance. During his tenure in the industry, Mr. Wollney has held executive positions at both insurance companies as well as brokerage operations. Mr. Wollney is a MBA graduate of Northwestern University's Kellogg School of Management with a concentration in finance and management strategy and holds a Bachelor of Arts degree from the University of Illinois.

Gordon G. Pratt, Chairman of the Board, said, “We are so pleased to welcome Scott to the Company’s Board of Directors. We are confident that his experience in and knowledge of the property and casualty insurance industry will contribute to PIH’s growth and decision making. His proven leadership skills are a valuable addition to our board.”

“Joining the PIH Board of Directors is a great honor," said Mr. Wollney. "I look forward to working with the Company’s management team and with my fellow directors as the Company pursues its high potential, specialty insurance business model."

About 1347 Property Insurance Holdings, Inc.

1347 Property Insurance Holdings, Inc. is a property and casualty insurance holding company incorporated in Delaware. In December 2012, the Company began providing property and casualty insurance to individuals in Louisiana through its wholly-owned subsidiary, Maison Insurance Company. The Company’s insurance offerings currently include homeowners’ insurance, manufactured home insurance and dwelling fire insurance.

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects", "believes", "anticipates", "intends", "estimates", "seeks" and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Company management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements.  For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, please refer to the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.  Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Additional Information

Additional information about 1347 Property Insurance Holdings, Inc., including its Annual Report on Form 10-K for the year ended December 31, 2014, can be found at the U.S. Securities and Exchange Commission's website at www.sec.gov, or at PIH’s corporate website: www.1347pih.com.

CONTACT:	-OR-	INVESTOR RELATIONS:
1347 Property Insurance Holdings, Inc.		The Equity Group Inc.
Douglas N. Raucy		Forrest Hunt
Chief Executive Officer		Associate
(813) 579-6210 / draucy@maisonins.com		(212)836-9610/fhunt@equityny.com